Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jessica Greer

(434) 336-7737

investorrelations@endi-inc.com

Enterprise Diversified Announces the Sale of its Home Services Subsidiary

Richmond, VA—May 28, 2019—Enterprise Diversified, Inc. (OTCQB: SYTE) (“ENDI” or the “Company”) today announced that it has sold its Phoenix-based home services subsidiary, Specialty Contracting Group, LLC (previously known as HVAC Value Fund, LLC).

ENDI provided certain assets to the buyer in exchange for a royalty stream over the next five years. Specifically, ENDI will receive 7.5% of revenue generated from qualified sales in the first year and 5% of revenue in years two through five. Other nonmaterial assets and liabilities were assumed by the buyer.

“This transaction allows us to better focus on Willow Oak Asset Management, our asset management subsidiary,” said ENDI’s executive chairman, Steven Kiel. “We are excited about Willow Oak’s future and look forward to strengthening our current relationships and continuing to build new relationships with strategic partners, investors, and shareholders.”

About Enterprise Diversified, Inc.

Enterprise Diversified, Inc. is primarily an alternative asset manager with interests in several diverse business activities in the following industries: asset management, real estate, and internet access. Copies of Enterprise Diversified’s press releases and additional information about the company are available at https://www.enterprisediversified.com.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements are not guaranties of future performance, and actual results may differ materially from those forecasted.

The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect,” “pending,” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs, or projections.